Exhibit 23.2

KPMG S.p.A.

Revisione e organizzazione contabile

Via Abate Gimma, 62/A

70121 BARI BA

Telefono +39 080 5243203

Email it-fmauditaly@kpmg.it

PEC kpmgspa@pec.kpmg.it

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 2, 2022, with respect to the consolidated financial statements of Natuzzi S.p.A., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

KPMG S.p.A.

Bari, Italy

July 18, 2022